                      PURCHASE AND SALE AGREEMENT

This Agreement is entered into this      day of May, 1998 by and between
Pratt, Wylce & Lords, Ltd., a Nevada corporation ("Pratt") and Immune Technologies, Inc., a Nevada corporation ("Seller")

Whereas, Seller's business consists of the research, development and marketing of products based on a new technology for the prevention and adjuvant therapy of infectious diseases in animals with possible applications to humans; and

Whereas, Buyer desires to purchase and Seller desires to sell certain assets relating to its business which include but are not limited to:

   a. An agreement between the Company and Lea Dowd dated October 3, 1994 pertaining to the exclusive right to manufacture and sell the "Dowd" technology;
   b. All rights currently owned by the Company regarding existing testing, registration and future sale of products resulting from the "Dowd" technology;
   c. An employment agreement between the Company and Lea Dowd subject to modifications which are mutually acceptable to Lea Dowd and Pratt;
   d.   All fixtures and equipment owned by the Company; and
   e.   Accounts receivable and other receivables.

 (hereunder the "Sale Assets") upon the terms and conditions hereafter set forth.

Now, Therefore, for the mutual consideration set out herein, the parties agree as follows:

1.   Transfer of Sale Assets.   Subject to the terms and conditions hereof,
the Seller shall sell, assign and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, on the closing date, all of the Sale
Assets as specifically set forth in Exhibit 1.    Accounts receivable and
payable prior to closing date will be the responsibility of Seller.

2. Consideration. In consideration of the Sale Assets to be purchased under this Agreement and all other things done and agreed to be done by the Seller hereunder, the Buyer shall provide, on the Closing Date, 2,000,000 restricted voting common stock of Buyer.

3.   Representations of Seller.   Seller hereby represents and warrants, to
the extent of the facts known to Seller, that, effective this date and the Closing Date, the representations listed below are true and correct.

   3.1 Seller is the sole owner of the Sale Assets; such Sale Assets are free from claims, liens or other encumbrances; and Seller has the unqualified right to transfer and dispose of such Sale Assets.
   3.2 To the best of Seller's knowledge, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Seller) pending or, threatened against or affecting Seller, at law, or in equity or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which involve the likelihood of any adverse judgment of liability, not fully covered by insurance, in excess of $5,000 in any one case or $10,000 in the aggregate, or which may result in any material adverse change aside from a monetary adverse judgment or liability) in the business, operations, properties or assets or in the condition, financial or otherwise, of Seller, except in each as listed and described in Exhibit 3.2 annexed hereto. To the best of Seller's knowledge, Seller is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

   3.3 Seller has, to its best knowledge, complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business of which it is aware.

   3.4 All federal, state and local tax returns required to be filed by Seller have been duly filed. Federal income tax returns of Seller have been submitted to the Internal Revenue Service ("IRS") for all past fiscal years through the calendar year ended in 1994. All deficiencies by any taxing authority have either been paid or settled or are included in the amounts for accrued taxes disclosed by Seller.

   3.5   Since the date of this agreement there has not occurred:

(i) any material and adverse change in the financial condition or operations of Seller;

(ii) any damage, destruction or loss to or of any of the material assets or properties owned or leased by Seller;

 (iii) any waiver, release, discharge, transfer, or cancellation by Seller of any rights or claims of material value;

(iv) any issuance by Seller of any securities, or any merger or consolidation of Seller with any other person, or any acquisition by Seller of the business of any other person;

(v) any incurrence, assumption or guarantee by Seller of any indebtedness or liability other than in the ordinary course of business;

(vi) any declaration, setting aside or payment by Seller of any dividends on, or any other distribution with respect to, any capital stock of Seller or any repurchase, redemption, or other acquisition of any capital stock of Seller;

(vii)   (A)   any payment of any bonus, profit sharing, pension or
similar payment or arrangement or special compensation to any employee of Seller, except in the ordinary course of the business of Seller, or
(B) any increase in the compensation payable or to become payable to any employee of Seller; or

   3.6 Except as set forth in the documents listed or referred to in Exhibits hereto, the execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, or create a charge or encumbrance upon any of the Sale Assets pursuant to any corporate charter, by-law, indenture, mortgage or lease to which Seller or any of its stockholders is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

   3.7 Seller represents that none of the written information and documents which have been or will be furnished by Seller or by any representatives of Seller to Buyer or any of the representatives of Buyer in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statementstherein not misleading in light of the circumstances in which made. To the knowledge of Seller, Seller has disclosed to Buyer as the purchaser of the Sale Assets all material information relating to Seller and its activities as currently conducted.

3.8 The representations and warranties made hereinabove in this Section 3 will be correct in all material respects on and as of the Closing Date with thesame force and effect as though such representations and warranties had been made on the Closing Date.

4.   Representations by Buyer and Parent.

Buyer warrants and represents, to the extent of the facts known to Buyer and Parent, that, effective this date and the Closing Date, the representations listed below are true and correct.

   4.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has no subsidiaries:

   4.2   The Board of Directors of Buyer have duly approved this Agreement.

   4.3 Buyer's restricted common shares deliverable pursuant to this Agreement shall be validly issued and outstanding, fully paid and nonassessable.

   4.4 The authorized capital stock of Buyer consists of 75,000,000 shares of Common Stock, $.001 par value, of which have been validly issued and are outstanding as of January 31, 1998.

   4.5   Annexed hereto as Exhibit 4.5 is the audited financial statements
dated January 31, 1998.    The financial statements in Exhibit 4.5 are
substantially correct and complete and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statements present fairly the financial condition of Parent and Buyer on a consolidated basis as of the respective dates of said balance sheets and the results of operations for the respective periods indicated in said statements of income and retained earnings and, in the case of each such interim statement, is subject to year-end adjustments consistent with past practice.

   4.6 To the best of Buyer's knowledge, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Buyer) pending or, threatened against or affecting Buyer, at law, or in equity or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which involve the likelihood of any adverse judgment of liability, not fully covered by insurance, in excess of $5,000 in any one case or $10,000 in the aggregate, or which may result in any material adverse change aside from a monetary adverse judgment or liability) in the business, operations, properties or assets or in the condition, financial or otherwise, of Buyer, except in each as listed and described in Exhibit 4.6 annexed hereto. To the best of Buyer's knowledge, Buyer is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

   4.7 Buyer has complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business of which it is aware.

   4.8 All federal, state and local tax returns required to be filed by Buyer have been duly filed. Federal income tax returns of Buyer have been submitted to the IRS for all past fiscal years through the fiscal year ended in 1994. All deficiencies proposed by any taxing authority have either been paid or settled or are included in the amounts for accrued taxes shown on the respective balance (part of Exhibit 4.5 annexed hereto).

   4.9   Since the date of the balance sheet there has not occurred:

(i) any material and adverse change in the financial condition or operations of Buyer;

(ii) any damage, destruction or loss to or of any of the material assets or properties owned or leased by Buyer;

(iii) the creation or attachment of any lien against the issued and outstanding common stock of Buyer;

(iv) any waiver, release, discharge, transfer, or cancellation by Buyer of any rights or claims of material value;


   4.10 Except as set forth in the documents listed or referred to in Exhibits hereto, the execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, charge or encumbrance upon any of the properties or assets, or outstanding stock of Buyer pursuant to any corporate charter, by-law, indenture, mortgage or lease to which Buyer or any of its stockholders is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

   4.11 None of the written information and documents which have been or will be furnished by Buyer or any representatives of Buyer to Seller or any of the representatives of Buyer in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of Buyer, Buyer has disclosed to Seller as the purchaser of the Sale Assets of Buyer all material information relating to Buyer and its activities as currently conducted.

   4.12   The representations and warranties made hereinabove in this
Section 4 will be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

   4.13 Buyer is fully aware of the condition and prospects, financial and otherwise, of the Sale Assets of the Seller, having been supplied with such financial and other data relating to the Seller as Buyer considered necessary and advisable to enable it to form a decision concerning the purchase herein provided.

   4.14 Buyer has the full right, power and authority to purchase the Sale Assets in accordance with the terms of this agreement and otherwise to consummate and close the transaction provided for in this agreement in the manner and upon the terms herein specified.

   4.15 Buyer represents that copies of all documents filed with the Securities and Exchange Commission by Buyer for the past one year period have been provided to Seller and that all representations contained therein remain true and complete.

5.   Closing Date.

The Closing Date herein referred to shall be upon such date as the parties
hereto may mutually agree upon but is expected to be during May, 1998.   At
the Closing, Buyer will be provided with and accept delivery of the Sale Assets, and in connection therewith, and will make payment of all sums due
to Seller.   Certain closing documents may be delivered subsequent to the
Closing Date upon the mutual agreement of the parties hereto.

6.   Conditions Precedent To the Obligations of Seller.

All obligations of Seller under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

6.1 The negotiation and execution of employment agreements with a principal of Seller on terms and conditions agreeable to the parties thereto providing for a base salary, benefits and mutually agreed incentive compensation based on performance measures.

   6.2 The representations and warranties by Buyer contained in this Agreement or in any certificate or document delivered to Seller pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

   6.3 Buyer shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing including the payment of the Price in accordance with the terms hereof.

   6.4 All instruments and documents delivered to Seller pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Seller.

7.   Conditions Precedent To The Obligations Of Parent and Buyer.

All obligations of Buyer under this Agreement are subject to the fulfillment, prior to the or at the Closing on the Closing Date, of each of the following conditions:

   7.1 Buyer shall have received a duly executed Bill of Sale, free and clear of all liens, pledges, charges, security interests, contractual restrictions or encumbrances of any kind or character except as disclosed herein.

   7.2 Discussions acceptable to Buyer shall have been had with suppliers and customers of the Seller, with the understanding that all discussions and communications with such suppliers and customers will be with the consent and cooperation of the Seller.

   7.3   A financial review of Seller's books and records.

   7.4 The representations and warranties by Seller contained in this Agreement or in any certificate or document delivered to Buyer pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

   7.5 Seller shall have prepared and filed all governmental, tax or related returns and reports due or required to be filed and have arranged for payment of all taxes or assessments on the Sale Assets which have become due as of Closing.

   7.6 Seller shall have performed and complied with all other covenants, agreement and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

   8.   Documents At Closing.

At the Closing, the following transactions shall occur, all of such transaction being deemed to occur simultaneously:

   8.1 Seller, as the case may be, will deliver, or cause to be delivered, to Buyer the following:

   a. a duly executed Bill of Sale, free and clear of all liens, pledges, charges, security interests, contractual restrictions or encumbrances of any kind or character except as disclosed herein.

   b. certified copies of resolutions by Seller's board of directors or executive committees thereof, thereunto duly authorized, authorizing this transaction.

   c. current financial statements showing no debts regarding the Sale Assets of any substance not otherwise disclosed.

   d. such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

   8.2 Buyer will deliver or cause to be delivered to Seller such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

9.   Miscellaneous

   9.1 The respective representations of Seller and Buyer contained herein or in any certificates delivered prior to or at Closing shall survive for a period of three years from the Closing Date.

   9.2   Further Assurances.   At any time, and from time to time, after
the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

   9.3   Waiver.   Any failure on the part of any party hereto to comply
with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

   9.4   Arbitration.   Any and all disputes and differences between or
among the parties with respect to the construction or performance of the terms of this Agreement which cannot be resolved amicably shall be resolved by arbitration before the American Arbitration Association in accordance with its rules then obtaining sitting in Nevada.

   9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or if sent by prepaid first class registered or certified mail, return receipt requested, fax or recognized courier then upon receipt thereof to the following addresses:


To Buyer:

Pratt, Wylce & Lords, Ltd.
Carolina Building #222
10 Office Park Road
Hilton Head Island, SC 29938

To Seller:
Immune Technologies, Inc.
6400 Bradley Park Drive
Suite A-4
Columbus, Georgia 31904
with copies to:

Jody M. Walker
Attorney At Law
7841 South Garfield Way
Littleton, Colorado 80122

   9.6   Headings.   The section and subsection headings in this Agreement
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

   9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   9.8   Governing Law.   This Agreement shall be governed by the laws of
the State of South Carolina.

   9.9   Binding Effect.   This Agreement shall be binding upon the parties
hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

   9.10   Entire Agreement.	This Agreement is the entire agreement of
the parties covering everything agreed upon or understood in the
transaction.   There are no oral promises, conditions, representations,
understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

   9.11   Severability.   If any part of this Agreement is deemed to be
unenforceable the balance of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


SELLER:

Immune Technologies, Inc.


By:



BUYER:

Pratt, Wylce & Lords, Ltd.


By:L. Alan Schafler, President